Brimmer, Burek & Keelan LLP

Certified Public Accountants
5601 Mariner Street, Suite 200 Tampa, FL 33609
(813) 282-3400 Fax (813) 282-8369

June 10, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sir or Madam,

We have read FindEx.com Inc.'s statement included under Item 4.01 of its Form 8-K/A for June 10, 2014, and we agree with such statements concerning our Firm contained therein.

Yours truly,

/s/ Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP